UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A
REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933

GRAVITY STORAGE INC.
DELAWARE

8 The Green, STE A
Dover, DE 19901

Office:
321 North Clark Street, Suite 1425
Chicago Illinois 60654-4714
Phone: +1 312-561-9790
Email: office.chicago@gravity-storage.com
www.gravity-storage.com

4931 (Primary Standard Industrial Classification Code Number)
61-1904675 (I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.
This Offering Circular is following the offering circular format described in Part II of Form 1-A.

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(I)

PRELIMINARY OFFERING CIRCULAR
Form 1-A

Gravity Storage Corporation

8 The Green, STE A, Dover, DE 19901

Office:

321 North Clark Street, Suite 1425
Chicago Illinois 60654-4714
Phone: +1 312-561-9790
Email: office.chicago@gravity-storage.com
www.gravity-storage.com

Best Efforts Offering of
1,200,000 Shares of Common Stock at $10.00 per Share

Price to Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Per Share	$ 10.00	$ 1,5	$ 8,5	None
Total Minimum	$ 1,000.00	$ 150.00	$ 850.00	None
Total Maximum	$ 12,000,000.00	$ 1,800,000.00	$ 10,200,000.00	None

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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(II)

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE “Risk Factors” BEGINNING ON PAGE 3 OF THIS OFFERING CIRCULAR.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission and the relevant state regulators, as necessary. This offering will close upon the earlier of (1) the sale of the maximum number of shares of common stock offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our Board of Directors. The Shares are being offered on a “best efforts” basis and the Company does not anticipate paying fees or commissions.

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(III)

DATE OF OFFERING CIRCULAR: [________________], 2019

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED.

NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF. INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT.

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(IV)

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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(V)

TABLE OF CONTENTS

1 ABOUT THIS OFFERING CIRCULAR 8

2 SUMMARY INFORMATION 8

2.1 IMPORTANT NOTICE TO INVESTORS 8

2.2 THE COMPANY AND BUSINESS SUMMARY 9

3 THE OFFERING 11

4 RISK FACTORS 13

5 PLAN OF DISTRIBUTION 24

6 USE OF PROCEEDS TO ISSUER 25

7 DESCRIPTION OF BUSINESS 27

7.1 Summary 27

7.2 Energy Storage 28

7.3 Description of Technology 29

7.4 Advantages and Application 32

7.5 Profitability 35

7.6 Gravity Storage Group 35

7.7 Strategy 37

8 DESCRIPTION OF PROPERTY 39

9 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS 41

9.1 Plan of Operations 42

9.2 Long-Term revenues 42

9.3 Trend Information 43

9.3.1 Our industry 43

9.3.2 Our business cases 44

10 DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES 45

11 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS 47

12 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS 47

13 INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 48

14 SECURITIES BEING OFFERED 48

15 INDEX TO FINANCIAL STATEMENTS 50

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(VI)

16 INDEX TO EXHIBITS 60

17 SIGNATURES 61

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(VII)

1    ABOUT THIS OFFERING CIRCULAR

This Offering Circular describes the offer and sale by us of shares of our common stock pursuant to the exemption from registration provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

This Offering Circular speaks only as of the date hereof.

We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the securities offered hereby, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended Offering Circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our shares of common stock are not available for offer and sale to residents of every state.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements, consists of total of approximately 63 pages.

Cautionary Statement Concerning Forward-Looking Statements

All statements other than statements of historical facts included in this Offering Circular are forward-looking statements. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” and similar expressions as they relate to Gravity Storage or its management are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors,” which begins on page 3, and elsewhere in this Offering Circular.

2    SUMMARY INFORMATION

2.1    IMPORTANT NOTICE TO INVESTORS

The following summary highlights information contained elsewhere in this Offering Circular relating to the offering herein (the “Offering”). This summary is not complete and does not contain all of the information that you should consider before investing in shares of common stock. You should carefully read the entire Offering Circular; especially the section concerning the risks associated with the investment in common stock, discussed under “Risk Factors.”

Unless we state otherwise the terms “we”, “us”, “our”, “Company”, “Gravity Storage”, ”Gravity Storage Group“, ”Group““management”, or similar terms collectively refer to Gravity Storage Inc.., a Delaware corporation. Some of the statements in this Offering Circular are forward-looking statements. See “About this Offering Circular—Cautionary Statement Concerning Forward-Looking Statements.”

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2.2    THE COMPANY AND BUSINESS SUMMARY

The Company has been in the start-up stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has never commenced any operational activities. The Company was incorporated in September 2018 in the State of Delaware. We are engineering the energy storage technology of Gravity Storage. Gravity Storage Inc. is a diversified technologies company engaged in the worldwide development and commercialization of patented and proprietary technologies in the field of Energy Gravity Storage Technology.

Energy storage is an enabling technology. Energy storage enables electricity to be saved for use at a later time, when and where it is most needed. This creates efficiencies and capabilities for the electric grid—including the ability to reduce greenhouse gas emissions. Increasing storage deployment will enable new and broader opportunities for a cleaner supply mix, as well as enable the better use of existing power generation. In addition, storage increases the capacity of the grid to integrate more clean and distributed energy resources. The variable and nondispatchable nature of wind and solar generation has been driving interest in energy storage as an enabling low-carbon technology that can help spur large-scale adoption of renewables and supports grid stabilization and security of supply.

The Gravity Storage (GS) technology is based on the physics of gravity-based power storage as applied in Pumped Hydro Power stations. It uses the potential energy of a large cylindrical mass of rock, which will be excavated from its natural surrounding. Once separated at the side walls and at the bottom, it is raised up and supported by a column of water. To store energy, water is pumped underneath the rock piston, which causes it to rise. To convert the stored energy back, water is released to produce electricity through turbines and generators. With rising radius of the rock piston, storage capacity increases considerably faster than construction costs, which leads to lower costs per unit of storage capacity. The Gravity Storage Group holds several patents for this technology and plans to license them to investors and operators of Gravity Storage plants, which will be preferably utilities, transmission grid operators and IPPs. Gravity Storage is a bulk energy storage technology able to provide storage capacity between 1 and up to 10 GWh  storage capacity, corresponding 125 up to 1200 MW (Megawatt) power installed [1000 Kilowatthours (kWh) = 1 Megawatthour (MWh), 1000 MWh = 1 Gigawatthour (GWh)].

The technology is recognized as the most competitive bulk energy storage method, outperforming conventional Pumped Hydro Storage and compressed air storage as well as large-scale batteries by a significant margin. The significant advantage of Gravity Storage is, that it does not need elevation and mountains like conventional Pumped Hydro Storage systems do. That makes the technology also suitable for flat and hilly areas and deserts. The main markets for Gravity Storage are regions with high penetration of renewables, preferably the U.S., Middle East and China, followed by India and Europe.

We plan to initiate a U.S. commercial pilot project (approx. 1 GWh), considering the experience from a demonstrator in Saudi-Arabia which is planned to be built between 2019 and 2021. There are many geologically suitable regions in the U.S.. Such a commercial pilot project should be of about 440 x 600 ft. (120x180 meter) size and would have a capacity of around 1,000 MWh. This plant would still have a character of a prototype but would be operated commercially and be designed for continuous operation.

A GS plant with a diameter of 440 ft represents a capacity of approximately 1 GWh, comparable to a medium-sized pumped hydro power station. With a diameter of around 800ft., however, the capacity increases to approximately 8 GWh – equivalent to the daily demand of a US-city with a population of approximately 0,5 million.

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Due to capacity constraints, almost no other storage technology could deliver comparable results. Further-more, except for conventional pumped hydro storage, no current solution has proven to meet the majority of the mentioned requirements for an optimal storage. However, pumped hydro storage can not be implemented everywhere, as it relies on large altitude differences in the terrain and has much more of a negative environmental impact.

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3    THE OFFERING

Securities offered by Gravity Storage Inc.
1,200,000 par value shares of our common stock (the “Shares” or the “Securities”)

Offering price per unit
Fixed price of $10.00 per Share for the duration of the Offering. The minimum investment is $1,000 for 100 Shares. Fractional shares will not be issued. Only round lots of 100 shares will be sold.

Number of Shares outstanding before the offering
As of April 30, 2019, 2,800,000 Shares are currently issued and outstanding.

Minimum number of Shares to be sold in this offering
None. The minimum investment is $1,000. Only even lots of 100 shares shall be sold.

Market for these securities
There is presently no public market for these Securities.

Use of proceeds
We intend that the proceeds from this Offering will be used to pay for offering expenses and thereafter for general corporate purposes which are primarily project mangement at a demonstration plant, improvement of technology, development of proto-types, site scouting, global marketing and sales acitivites

Termination of the Offering
This Offering will close upon the earlier of (1) the sale of the maximum number of Shares offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our Board of Directors.

High Degree of Risk

Given the nature of the industry in which we operate, and other factors, these securities carry a high degree of risk, and investors should be prepared to sustain a loss of their entire investment. See “Risk Factors” beginning on page 13. The most significant risk factors are as follows:

Competition for Business in our Industry is intense - We face competition from other companies that are larger than we are and that have greater financial, marketing and other resources than we do. Some of these competitors also have longer experience and more market recognition than we do.

Availability of Equipment and Staff - Our business and development activities are dependent on the availability of equipment and qualified staff in the particular areas where such activities are or will be conducted. Shortages of such equipment or staff may affect the availability of such equipment to us and may delay our business and development activities and result in lower production results.

Environmental regulations may impose restrictions, liabilities and obligations - Our business is subject to extensive regulation under national and local environmental laws. Environmental regulations may impose, among other things, restrictions, liabilities and obligations in connection with water and air pollution control, waste management, permitting requirements and restrictions on operations in environmentally sensitive areas. Environmental regulations are expected to become more stringent in the future, and costs associated with compliance are expected to increase. Any penalties or other sanctions imposed on investors and operators of Gravity-Storage-plants for non-compliance with environmental regulations could have a material adverse effect on our business, prospects and results of operations.

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Inadequacy of Funds - Gross offering proceeds of a maximum of $ 12,000,000 may be realized. Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plan; however, this cannot be assured.

Our Industry is subject to constant and rapid changes - The energy storage industry is subject to constant and rapid changes. Due to the evolving nature of our markets, our future success depends on our ability to accurately anticipate and respond to changes in industry standards, customer preferences and other market conditions.

Our Services may expose us to Liability - Our services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities.

Development Stage Business – Gravity Storage Inc. commenced operations in September 2018. The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues.

The Company relies on suppliers and contractors - Any competitive pressures on the suppliers and contractors, or substantial increases in the worldwide prices of commodities and services, could result in a material increase in costs for the services and products required by the Company to conduct and expand its business.

Customer Base Acceptance – Our inability to develop a customer base for our services could have a material adverse effect on us. No assurance can be given that our services will attain a degree of market acceptance on a sustained basis or that it will generate revenues sufficient for sustained profitable operations.

Dependence on Financing - If we do not raise sufficient working capital and continue to experience pre-operating losses, there will most likely be substantial doubt as to our ability to continue as a going concern. Revenue generating operations have not commenced because we have not raised the necessary capital.

Broker-Dealer Sales of Shares - The Shares are not listed for trading on any exchange, and there can be no assurances that the Shares will ultimately be listed for trading on any exchange. All U.S. exchanges and certain quotation systems require that a company be a reporting company with the Securities and Exchange Commission (the “SEC”) to be eligible for listing or quotation. We are not, and will not be after consummation of this Offering, be a reporting company with the SEC.

Secondary Market - No application is currently being prepared for the Securities to be listed on an exchange or quoted on any OTC Markets tier. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid.

Offering Price - The price of the Shares in this Offering has been arbitrarily established by our current management, considering such matters as the state of our business development, intellectual property, and the general condition of the industry in which we operate. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Dividends - Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

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4    RISK FACTORS

Investing in the Shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors and all of the information set forth in this Offering Circular before deciding to invest in our Shares. In connection with the forward-looking statements that appear in this Offering Circular, you should also carefully review the cautionary statement referred to under “About this Offering Circular—Cautionary Statement Concerning Forward-Looking Statements.”

The Company’s limited history

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources, has not earned any revenue since commencing operations, has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

The Failure of the technological proof of concept. The complexity of our products may lead to errors, defects and bugs, which could negatively impact our reputation with customers and result in liability.

The Company has not yet proven the Gravity Storage technology in reality. There is a finished preplanning to build a demonstration site, but the Group is still in the process of raising funds for such a plant from external parties and institutions. Although a high proportion of the construction technology is well proven in mining and tunnel construction, there are components, which have not been constructed before in this specific way. More particularly, the sealing and the horizonal separation of the bottom side have not been previously realized. Although many scientific calculations on the feasability have been made and informally validated by external partners, there can be no assurance that the proof of concept will be successful.

Technologies as complex as ours may contain errors, defects and bugs when first introduced to customers or as upgrades are made. Products with design or construction defects or reliability or quality or problems could significantly delay or hinder market acceptance of the products or result in costly redesign which could damage our reputation and adversely affect our ability to retain existing customers and attract new customers. Design errors or faulty execution of designs could cause problems with the functionality of our products, resulting in delays or interruptions of service to our customers. The operators of and / or investors in Gravity Storage units may also be required to make significant expenditures of capital and resources to resolve such problems. We cannot assure that problems will not be found in new sites, both before and after commencement of construction and / or commercial operation, despite testing by us, our suppliers or our customers.

Any such problems could result in:
·    delays in development, manufacture and roll-out of new products
·    additional development costs
·    delays in operational readiness of the individual Gravity Storage facilities
·    loss of, or delays in, market acceptance
·    diversion of technical and other resources from our other development efforts
·    claims for damages by our customers or others against us
·    loss of credibility with our current and prospective customers.
·    Any such event could have a material adverse effect on our business, financial condition and results of operations.

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The Company may face unanticipated increases in costs.

The business of energy storage involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company currently does not have the necessary financing in place to support continuing losses from operations and these matters raise significant doubt about its ability to continue as a going concern. Investors should not invest any funds in the Offering unless they can afford to lose their entire investment. The Company´s business is a capital-intensive industry. The Company’s current and planned expenditures are subject to unexpected problems, costs and delays, and the economic results and the actual costs of these may differ significantly from the Company’s current estimates.

Environmental regulations may impose restrictions, liabilities and obligations

Although the following considerations regarding Environmental risks and regulations are likely to affect the operators of Gravity Storage installations and not Gravity Storage Inc. itself, who will only provide the License to build and operate the storage facilities, consequences affecting Gravity Storage Inc. can’t be fully excluded. Gravity Storage Inc. currently has no intention of getting directly involved in the construction or operation of power storage facilities.  The operation of industrial scale power generation and / or power storage facilities by Gravity Storages Inc.’s licensees is subject to extensive regulation under national and local environmental laws. Environmental regulations may impose, among other things, restrictions, liabilities and obligations in connection with water and air pollution control, waste management, permitting requirements and restrictions on operations in environmentally sensitive areas. Environmental regulations are expected to become more stringent in the future, and costs associated with compliance are expected to increase. Any penalties or other sanctions imposed on us for non-compliance with environmental regulations could have a material adverse effect on our business, prospects and results of operations. All phases of the business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, provincial and local laws and regulations. Compliance with such legislation can require significant expenditures and a breach of applicable environmental legislation may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of pollutants into the soil or water may give rise to liabilities to governments and third parties and may require the Operators (but not the Company) to incur costs to remedy such discharge. The environmental laws and regulations require enterprises that may cause environmental wastes to adopt effective measures to control and properly dispose industrial wastes. If pollution is caused though failures to comply with such laws and regulations the relevant environmental authorities may levy material fines on the respective polluter. Further the governmental authorities have the discretion to cease or close down any operation in case of failure to comply with such laws and regulations seriously. There is also the risk that the relevant environmental protection laws and regulations are tighten in the future which could lead to additional costs for the Operators (but not the Company) which could lead in turn to higher prices of the products and services and therefore less ability to compete. Any of these circumstances could have a material adverse effect on the assets, financial conditions and/or results of the Operators (but not the Company). Failure to comply with environmental regulations could subject the Operators (but not necessarily the Company) to civil or criminal sanctions and property damage or personal injury claims. Notwithstanding, that we do not expect that Gravity Storage Inc. itself will be directly affected by any of the risks described abvoe, it is conceivable that negative effects that the regulatory environment may have on the fundamental economics of Gravity Storage may deter potential Investors and Operators from adopting Gravity Storage as their energy storage method of choice. Compliance with current or future environmental laws and regulations could restrict our ability to expand our business or require to modify processes or incur other substantial expenses which could harm the business. Environmental laws and regulations such as these could become more stringent over time, causing a need to redesign technologies, imposing greater compliance costs and increasing risks and penalties associated with violations, which could seriously harm our business.

The Company relies on suppliers and contractors

The Company relies on suppliers and contractors. Any competitive pressures on the suppliers and contractors, or substantial increases in the worldwide prices of commodities and services, could result in a material increase in costs for the services and products required by the Company to conduct and expand its business. The cost of services and goods globally has increased significantly in recent years and could continue to increase in the future.

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Future increases, to the extent directly pertinent to the business of Gravity Storage as a Licensor of technology to the Operators and / or Investors choosing to use the Gravity Storage technology could have a material adverse effect on the Company’s operating income, cash flows and borrowing capacity and may require a reduction in the carrying value of the Company’s properties. Prices for the services the Company depends on to conduct and expand its business may not be sustained at levels that enable to operate profitably. The Company may also need to incur various unanticipated costs, such as those associated with personnel, transportation and taxes. An increase in any of these or other costs could materially and adversely affect the Company’s business, prospects, financial condition and results of operations.

Our operations are based on various concession agreements, licenses and contracts. The rights and obligations under such concessions, licenses and contracts may be subject to interpretation and could also be affected by, among other things, matters outside our control. In case of a dispute, it cannot be certain that the view of the Board would prevail or that the Company otherwise could effectively enforce its rights which, in turn, could have significantly negative effects on us. Also, if we or any of our partners were deemed not to have complied with their duties or obligations under a concession, license or contract, our rights under such concessions, licenses or contracts may be relinquished in whole or in part.

Our ability to succeed depends on our ability to grow our business and achieve profitability

The successful introduction of new services technologies and products, and expansion of our distribution channels will contribute significantly to our operational results and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

·    Our ability to manage costs;
·    The increasing level of competition in the energy (storage) industry;
·    Our ability to continuously offer new and improved services and products;
·    The efficiency and effectiveness of our sales and marketing efforts in building products, services and brand awareness;
·    Our ability to identify and respond successfully to emerging trends in the energy (storage) industry;
·    General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to execute any material part of our growth strategy successfully would significantly impair our future growth and our ability to attract and sustain investments in our business. Our markets are highly competitive. We expect competition to increase and intensify as other companies enter our markets, many of which have greater financial and other resources with which to pursue technology development, product design, manufacturing, marketing and sales and distribution of their products. Increased competition could result in price pressure, reduced profitability and loss of market share, any of which could materially and adversely affect our business, revenue and operating results. In addition, we expect new entrants will enter these markets and existing competitors may make significant investments to compete more effectively against our products. These competitors could develop technologies or architectures that make our products or technologies obsolete. Our ability to compete successfully depends on factors both within and outside of our control, including:

·    the functionality and performance of our product / services and those of our competitors;
·    our relationships with our customers and other industry participants;
·    prices of our products / services and prices of our competitors’ services;
·    our ability to develop innovative products and services;
·    the actions of our competitors, including merger and acquisition activity, launches of new products / services and other actions that could change the competitive landscape.

Competition for business in our industry is intense.

We face competition from other companies that are larger than we are and that have greater financial, marketing and other resources than we do. Some of these competitors also have longer experience and more market recognition than we do although not in fields that may be directly competitive to us. In particular, competition in the energy storage industry is based on many factors, including price, the general reputation and perceived financial strength of the company, relationships with essential partners and terms and conditions of services offered.

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In recent years, the energy storage industry has undergone increasing consolidation, which may further increase competition. We may not be able to compete successfully in our markets. Increased competition in these markets could result in a change in the supply and demand for energy storage products, affect our ability to price our prodcuts / services at risk-adequate rates. If this increased competition so limits our ability to transact business, our operating results could be adversely affected.

Failure to protect our intellectual property could substantially harm our business.

Our success and ability to compete depend in part upon our ability to protect our intellectual property. We rely on a combination of intellectual property rights, including patents, copyrights, trademarks, trade secrets and know-how. The steps we take to protect our intellectual property rights may not be adequate, particularly in foreign jurisdictions. Our patents may not adequately protect our intellectual property rights or our products against competitors, and third parties may challenge the scope, validity or enforceability of our existing and / or expired patents (if any). In addition, other parties may independently develop similar or competing technologies designed around any patents or patent applications that we hold. Some of our products and technologies are not covered by any patent or patent application, as we do not believe patent protection of these products and technologies is critical to our business strategy at this time. A failure to timely seek patent protection on products or technologies generally precludes us from seeking future patent protection on these products or technologies.

We also rely on contractual protections with our customers, suppliers, distributors, employees and consultants, and we implement security measures designed to protect our trade secrets and know-how. However, we cannot assure you that these contractual protections and security measures will not be breached, that we will have adequate remedies for any such breach or that our customers, suppliers, distributors, employees or consultants will not assert rights to intellectual property or damages arising out of such contracts. We may initiate claims against third parties to protect our intellectual property rights if we are unable to resolve matters satisfactorily through negotiation. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management. It could also result in the impairment or loss of portions of our intellectual property, as an adverse decision could limit our ability to assert our intellectual property rights, limit the value of our technology or otherwise negatively impact our business, financial condition and results of operations. Additionally, any enforcement of our patents or other intellectual property may provoke third parties to assert counterclaims against us. Our failure to secure, protect and enforce our intellectual property rights could materially harm our business.

The effects of litigation on our business are uncertain and could have an adverse effect on our business.

As is typical in our industry, we continually face risks associated with litigation of various types. Although we are not currently involved in any litigation, we cannot predict with any certainty whether we will be involved in such litigation in the future or what impact such litigation would have on our business. Our engagements typically involve complex analyses and the exercise of professional judgment. As a result, we are subject to the risk of professional liability.  Litigation alleging that we performed negligently or breached any other obligations could expose us to significant legal liabilities and, regardless of outcome, is often very costly, could distract our management, could damage our reputation, and could harm our financial condition and operating results. We will be not always able to include provisions in our engagement agreements that are designed to limit our exposure to legal claims relating to our services. While we will attempt to identify and mitigate our exposure with respect to liability arising out of our consulting engagements, these efforts may be ineffective and an actual or alleged error or omission on our part or the part of our client or other third parties in one or more of our engagements could have an adverse impact on our financial condition and results of operations.

Availability of equipment and staff

Our business and development activities are dependent on the availability of equipment and qualified staff in the particular areas where such activities are or will be conducted. Shortages of such equipment or staff may affect the availability of such equipment to us and may delay our business and development activities and result in lower results. Our future success strongly depends upon continued services of our management and other key employees. If one or several of such management or key personal were unable or unwilling to continue in their present positions, the Company might not be able to retain or replace them, as there is a very high demand in particular for experienced personnel and the search for personnel with the relevant skills can be time and cost consuming.

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Further there is a risk that a member of the management or key personal could join a competitor or establish a competing business which could lead to a loss of know-how, customers and further key professions and staff members. Any of these circumstances might have a material adverse effect on the assets, financial conditions and/or business results. Our success depends largely on our general ability to attract, develop, motivate, and retain highly skilled professionals. Further, we must successfully maintain the right mix of professionals with relevant experience and skill sets as we continue to grow, as we expand into new product / service offerings, and as the market evolves. The loss of a significant number of our professionals, the inability to attract, hire, develop, train, and retain additional skilled personnel, or failure to maintain the right mix of professionals could have a serious negative effect on us, including our ability to manage, staff, and successfully complete our existing engagements and obtain new engagements. Qualified professionals are in great demand, and we face significant competition for both senior and junior professionals with the requisite credentials and experience. Our principal competition for talent comes from other technology firms, as well as from organizations seeking to staff their internal professional positions. Many of these competitors may be able to offer significantly greater compensation and benefits or more attractive lifestyle choices, career paths, or geographic locations than we do. Therefore, we may not be successful in attracting and retaining the skilled consultants we require to conduct and expand our operations successfully.

Inadequacy of funds

Gross offering proceeds of a maximum of $ 12,000,000 may be realized. Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plan; however, this cannot be assured. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have inadequate funds to develop its business fully. If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely ensue doubt as to its ability to continue as a going concern.

Our future capital requirements depend on many factors, including our ability to generate new business successfully and to establish reserves at levels sufficient to cover losses. To the extent that the funds raised by this offering are insufficient to fund future operating requirements and cover losses, we may need to raise additional funds through financings or curtail our growth. Many factors will affect the amount and timing of our future capital needs, including our growth rate and profitability, the availability of market disruptions and other unforeseeable developments. If we need to raise additional capital, equity or debt financing may not be available at all or may be available only on terms that are not favorable to us. In the case of equity financings, dilution to our stockholders could result. In the case of debt financings, we may be subject to covenants that restrict our ability to freely operate our business. In any case, such securities may have rights, preferences and privileges that are senior to those of the shares of common stock offered hereby. If we cannot obtain adequate capital on favorable terms or at all, we may not have sufficient funds to implement our operating plans and our business, financial condition or results of operations could be materially adversely affected.

Risks of borrowing

If the Company incurs indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

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Our international expansion could result in additional risks.

In general, we are exposed to the following factors related to our operating countries and regions in our overseas operating business, including but not limited to:

·political factors, including civil unrest, acts of terrorism, war, coups, civil war, local or global political or military tensions, diplomatic relations tensions or changes, confiscation or nationalisation of our assets;
·fluctuations in the economy and financial markets;
·changes in foreign government regulations or policies and the lack of a well-developed or independent legal system in foreign countries, which may create difficulties for us to enforce our contractual rights; and
·unfamiliarity with local operating and market conditions, lack of understanding of local taxation, customs and other laws, regulations, standards and other requirements.

We will operate both domestically and internationally, including in Europe, Asia, and the Middle East. Such expansion may result in additional risks that are not present domestically and which could adversely affect our business or our results of operations, including:

·compliance with additional U.S. regulations and those of other nations applicable to international operations;
·cultural and language differences;
·employment laws and rules and related social and cultural factors;
·losses related to start-up costs, lack of revenue, higher costs due to low utilization, and delays in purchase decisions by prospective clients;
·currency fluctuations between the U.S. dollar and foreign currencies, which are harder to predict in the current adverse global economic climate;
·restrictions on the repatriation of earnings;
·potentially adverse tax consequences and limitations on our ability to utilize losses generated in our foreign operations;
·different regulatory requirements and other barriers to conducting business;
·different or less stable political and economic environments;
·greater personal security risks for employees traveling to or located in unstable locations; and
·civil disturbances or other catastrophic events.

Further, conducting business abroad subjects us to increased regulatory compliance and oversight. A failure to comply with applicable regulations could result in regulatory enforcement actions as well as substantial civil and criminal penalties assessed against us and our future employees.

Unanticipated obstacles to execution of the business plan.

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Our industry is subject to constant and rapid changes, which may render our products / services are less competitive or obsolete.

The energy storage industry is subject to constant and rapid changes. Due to the evolving nature of our markets, our future success depends on our ability to accurately anticipate and respond to changes in industry standards, customer preferences and other market conditions. Our products and services could become obsolete because of faster than anticipated, or unanticipated, changes in one or more of the industry standards. If we fail to adapt successfully to changes or fail to obtain access to important new technologies, we may be unable to retain customers or attract new customers. Any decrease in demand for our products and services could adversely affect our business, results of operations and prospects. Our business is becoming increasingly dependent on information technology and will require additional investments in order to grow and meet the demands of our clients. We depend on the use of sophisticated technologies and systems.

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Some of our intended practices provide services that are increasingly dependent on the use of software applications and systems that we do not own and could become unavailable. If third-party software technology that is important to our business does not continue to be available or utilized within the marketplace, certain products and services that we provide to clients may no longer be relevant in the marketplace, which may harm our financial condition and operating results. Our future success depends on our ability to adapt our products and services and infrastructure while continuing to improve the performance, features, and reliability of our products and services in response to the evolving demands of the marketplace.

If any products and services we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products and services achieve market acceptance, we may not be able to maintain that market acceptance over time if new products and services are introduced that are more favorably received than our products and services, are more cost effective, or render our products and services obsolete. There can be no assurance that future developments in our industry will not make our product and service portfolio non-competitive or obsolete, or significantly reduce our operating margins or the demand for our offerings, or otherwise negatively impact our ability to be profitable.

Management discretion as to use of proceeds.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its shareholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Minimum amount of capital to be raised.

There is no minimum amount of Securities that need to be sold in this Offering for it to become effective (other than the 100 minimum number of Shares or even lots of 100 shares to be purchased by any investor) or for the Company to access the investment funds. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have sold. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Shares is not fully subscribed.

Return of profits.

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s operations and holdings. As a result, the Company does not anticipate paying any cash dividends to its shareholders for the foreseeable future.

Material changes affecting global debt and equity capital markets may have a negative effect on the Company’s business, financial condition and results of operations.

Global capital markets have been experiencing extreme volatility and disruption for more than five years as evidenced by a lack of liquidity in the equity and debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the credit market and the failure of major financial institutions. Despite actions of government authorities, these events have contributed to worsening general economic conditions that have materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital. Continued or recurring market deterioration may materially adversely affect the ability of a borrower to service its debts or refinance its outstanding debt. Further, such financial market disruptions may have a negative effect on the valuations of the Company’s investments, and on the potential for liquidity events involving its investments. Depending on market conditions, the Company may incur substantial realised losses and may suffer additional unrealised losses in future periods, which may adversely affect its business, financial condition and results of operations.

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Risk of insufficient planning and reporting systems

Our management information and financial reporting system might not be fully adequate and thus, may not provide our management with sufficient and/or accurate information as required or not provide the required information in time. Any inability to build up adequate management information and financial reporting systems and/or to adapt such systems to the development of our business respectively might have material adverse effects on the assets, financial conditions and/or results of us.

Our services may expose us to liability in excess of our current insurance coverage.

Our services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities. Our intended insurance coverage may not protect us against all liability. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

We may acquire other businesses, products or technologies in order to remain competitive in our market and our business could be adversely affected as a result of any of these future acquisitions.

We may make acquisitions of complementary businesses, products or technologies. If we identify any appropriate acquisition candidates, we may not be successful in negotiating acceptable terms of the acquisition, financing the acquisition, or integrating the acquired business, products or technologies into our existing business and operations. Further, completing an acquisition and integrating an acquired business will significantly divert management time and resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm our business. If we consummate any significant acquisitions using stock or other securities as consideration, our shareholders’ equity could be significantly diluted. If we make any significant acquisitions using cash consideration, we may be required to use a substantial portion of our available cash. Acquisition financing may not be available on favorable terms, if at all. In addition, we may be required to amortize significant amounts of other intangible assets in connection with future acquisitions, which would harm our operating results and financial condition.

Risks of fluctuation in the global economy

The U.S. economy is vulnerable to market downturns and to economic slowdowns elsewhere in the world as it is strongly export-oriented. As seen in the past, financial crisis and/or the perceived risks associated with investments in the U.S. could decelerate foreign investments in the U.S. and the consequence could be severe liquidity problems of many businesses. Therefore, disruptions in the development of the global economy could have material and adverse effects also on our business, our financial conditions and operational results.

Projections: Forward looking information

Management has prepared projections regarding anticipated financial performance. The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business. The projections are based on management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel. These projections are based on several assumptions, set forth therein, which management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

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Risk of force majeure events.

Our operations are subject to uncertainties and contingencies beyond our control that could result in material disruptions and adversely affect our business results. Such risks include war, riot, public disorder, civil commotion, fire, earthquake, flood, volcano eruption and other natural calamity, epidemics, outbreak of infectious diseases, terrorism, whether locally or nationwide, or incidents such as industrial accidents, electricity or water shortages, equipment failures, malfunction of information systems or other operational problems, strikes or other labor difficulties and disruptions of public infrastructure such as roads, ports or utilities. Any such disruption of the operations could have disrupting, limiting or delaying effects on our sales, prevent it from meeting customers’ orders, increase costs or require to spend additional capital expenditures, each of which could materially and adversely affect our results of operation. Further force majeure events might also materially and adversely affect suppliers and therefore our processes. In such event, our business and our net assets, financial condition and results of operations may be materially and adversely affected.

Broker-Dealer sales of shares

The Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. It is the requirement by all U.S. exchanges and certain quotation systems that a company be a reporting company with the Securities and Exchange Commission to be eligible for listing or quotation by market makers. The Company is not and will not be a reporting company with the SEC in connection with this Offering.

The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ Capital Market. The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years. The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders. The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Shares or any of the common stock of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the common stock (including the Shares) are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will affect the ability of members to sell their Shares in the secondary market.

Secondary market

No application is currently being prepared for the Company’s securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Company’s securities to trading on an “Over-the-Counter” or “Open Market”, though the Company intends to apply for OTC-QB listing within twelve months of the close of this Offering. There can be no assurance that a liquid market for the Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Shares and investors wishing to sell the Shares might therefore suffer losses.

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Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our common stock could be subject to significant fluctuations after this offering in response to the factors described in this “Risk factors” section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

·actual or anticipated variations in our quarterly and annual operating results or those of other companies in our industry;
·changes in market valuations of companies perceived to be similar to us;
·changes in our Board of Directors, senior management or other key personnel;
·sales of our common stock, including by our directors, executive officers and principal stockholder;
·any indebtedness we may incur or securities we may issue in the future;
·actions by stockholders.

The securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, loss of investor confidence or interest rate changes, may negatively affect the market price of our common stock. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend, divert management’s attention and resources or harm our business.

The Company’s common stock may be considered a “penny stock,” and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s common stock may be subject to certain rules and regulations relating to “penny stock” (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional “qualified investors”), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s common stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s common stock may be volatile, and a shareholder’s investment in the Company’s common stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s common stock, and this volatility may continue in the future. The Company’s common stock may be quoted on the OTCQB, OTCQX, OTC Pink, the Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

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Offering price.

The price of the Shares has been arbitrarily established by our current management, considering such matters as the state of the Company’s business development, intellectual property, and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets or net worth of the Company, or any other objective criteria.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

Our initial focus will be the achievement of investment growth for shareholders and therefore we will only consider the payment of dividends as and when it is appropriate to do so. As such, it is not possible at this stage to give an indication of the likely level or timing of any future dividends. To the extent that any dividends are paid they will be paid in accordance with any applicable laws and the regulations to which our Company is subject. The amount of the dividends paid to shareholders will fluctuate according to the levels of profits earned by us and will be dependent on sufficient distributable reserves being available to us.

Future sales or issuances of shares may depress the market price and dilute shareholders’ rights.

Substantial sales of Company’s shares in the public market or the perception that these sales could occur, could cause the market value of its shares to be decline. These sales could also make it more difficult for the Company to sell equity or equity-related securities in the future at the time and price that it considers appropriate. Further, the issuance of additional equity securities or securities with right to convert into equity could potentially reduce the market price of its shares and would dilute the economic and voting rights of existing shareholders if made without granting subscriptions rights to these shareholders.

Lack of firm underwriter.

The Shares are being offered on a “best efforts” basis by the management of the Company and any FINRA-registered broker dealer who subsequently may choose to assist in sale of the Offering. Accordingly, there is no assurance that the management of the Company or any FINRA-registered broker-dealer that may be engaged in the future will sell the maximum number of Shares offered in the Offering, or any lesser amount.

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5    PLAN OF DISTRIBUTION

The company is self-underwriting this Offering and management of the company will distribute the shares on a “best efforts” basis. The Company may engage FINRA-registered broker dealers to distribute and syndicate the Offering as necessary; any such participation will be detailed in a subsequent amendment to this filing. Upon Qualification, investors will be able to purchase Securities directly through the Company by completing a Subscription Agreement online, with payment by check, money order, or bank wire transfer. None of the Securities being offered are for the account of current security holders of the Company.

It is intended to mandate VStock Transfer LLC as transfer agent for the Company and after that, VStock Transfer LLC shall be notified of each transaction; the investor/purchaser can opt to have his certificates remain in book form in the transfer agent’s ledger or have physical delivery.

We have budgeted our use of proceeds to reflect a maximum of 15% aggregated commissions that may be paid any lead underwriter that may be engaged and broker dealers who may choose to assist the selling syndicate.

An Amendment shall be filed in the event an underwriter is engaged.

Initially the company will list its securities on its corporate web site, www.gravity-storage.com. Upon qualification, the Offering Circular shall be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week. It is anticipated the Offering will be listed upon one of the specialized portals that have become available specifically for Regulation A Offerings and an Amendment shall be filed upon that event.

There is no minimum amount of this Offering before it becomes effective other than the even lot 100 Share minimum purchase required for each investor. The duration of the Offering is until the earlier of (1) the sale of the maximum number of shares of common stock offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our Board of Directors. The Company will have immediate access to the proceeds of the Offering as soon as the shares are issued. After anticipated sales commissions to FINRA-registered broker dealers as may be engaged, a maximum of $ 12,000,000 will be received from the Offering. The minimum investment by an investor is for 100 Shares or $1,000.00. Only even lots of 100 shares shall be sold.

In order to subscribe to purchase the Securities, a prospective investor must complete and execute the Subscription Agreement and Investor Questionnaire electronically through RightSignature.com. The Investor may purchase securities through wire transfer or money order to the Company’s account.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be immediately returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

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6    USE OF PROCEEDS TO ISSUER

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

We seek to raise maximum gross proceeds of $ 12,000,000 from the sale of Securities in this Offering. After payment of the expenses of the Offering, except as set forth below, we intend to use these proceeds for
1. proof of concept and all activities necessary to achieve it,
2. initiating a global market for Gravity Storage by launching commercial prototypes.

Proof of concept includes:
·    monitoring and supporting the demonstrator in phases of planning, construction, and quality management,
·    evaluation and certifying the technology,
·    developing and protecting new IP.
·    Initiating a global market includes:
·    sales activities in target regions: USA, Middle East and China,
·    search and surveying new sites.

None of the proceeds of the Offering will be used to compensate or otherwise make payments to our officers, directors, or any of our subsidiaries (if any in the future), except the following described compensations and payments. The CEO of Gravity Storage Inc., Mr. Robert Werner, will receive a variable compensation in connection with sales in this Offering of a maximum of 170.000 EUR (corresponding ~195.000 USD). The main shareholder of Gravity Storage Inc., HTG Venture AG, provided two loans, one of 200,000 EUR and one of 160,000 EUR to fund preplanning for the proof of concept and this Offering. These loans including interests will be repaid in case of sufficient cash inflow from the Offering. Further, legal and taxation advisors involved in this Offering will receive a variable compensation to a maximum of 300,000 EUR.

We reserve the right to change the use of proceeds as our management determines to be in the best interests of the Company.

Examples of use of proceeds in the event that the maximum amount in the Offering is raised, and in the event that only a lesser amount is raised, an exemplary amount of $ 6,000,000, are set forth below. Aggregate brokerage sales commissions are limited to a maximum of 15% of the Offering proceeds and Offering expenses are estimated at a maximum 5% of the Offering proceeds.

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Maximum Amount ($ 12,000,000)	Percent of Proceeds	Partially Subscribed ($ 6,000,000)	Percent of Proceeds
Offering Expenses (1)	$ 600,000	5%	$ 600,000	10%
Commissions (2)	$ 1,800,000	15%	$ 900,000	15%
Total Offering Expenses & Fees (3)	$ 2,400,000	20%	$ 1,500,000	25%
Net Offering Proceeds	$ 9,600,000	80%	$ 4,500,000	75%
External engineering for monitoring demonstrator	$ 720,000	6%	$ 360,000	6%
External engineering for develop. large scale size, cost reduction techniques etc.	$ 1,560,000	13%	$ 780,000	13%
Certification by external reviewers	$ 480,000	4%	$ 240,000	4%
Preplanning for commercial prototypes	$ 600,000	5%	$ 300,000	5%
Site Scouting	$ 120,000	1%	$ 60,000	1%
Legal Advice	$ 360,000	3%	$ 180,000	3%
Patents (applications and annual fees)	$ 480,000	4%	$ 240,000	4%
Operations	$ 720,000	6%	$ 360,000	6%
Staff	$ 720,000	6%	$ 360,000	6%
Administration	$ 360,000	3%	$ 180,000	3%
Reserve	$ 1,560,000	13%	$ 780,000	13%
Total Application of Proceeds	$ 12,000,000	100%	$ 6,000,000	100%

(1) Includes estimated Offering Circular preparation, filing, printing, legal, accounting, state registration fees, and other documented expenses of the Offering that we expect will total approximately 5% of the Offering proceeds.
(2) An Aggregate maximum of a 15% commission may be distributed between any FINRA-registered broker dealers engaged to underwrite the Offering and any FINRA-registered broker dealers choosing to participate as members of the selling syndicate. An Amendment shall be filed in the event of such participation.
(3) No sales commissions or portions thereof will be directly or indirectly received by any of our executive officers or management.

This Offering is not being underwritten but sold by managers and directors of the Company on a “best efforts” basis. An Aggregate Sales Commission of 15% and aggregate expenses of 5% are projected in the above use of funds in anticipation of the Company engaging one or more FINRA-registered broker dealers to distribute and syndicate the Offering, also on a “best efforts” basis.

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7    DESCRIPTION OF BUSINESS

7.1    Summary

We are engineering the energy storage technology referred to as Gravity Storage.

Gravity Storage Inc. is a diversified technologies company engaged in the worldwide development and commercialization of patented and proprietary technologies in the field of Energy Gravity Storage Technology.

Energy storage is an enabling technology. Energy storage enables electricity to be saved for use at a later time, when and where it is most needed. This creates efficiencies and capabilities for the electric grid including the ability to reduce greenhouse gas emissions. Increasing storage deployment will enable new and broader opportunities for a cleaner supply mix, as well as enable the better use of existing power generation. In addition, storage increases the capacity of the grid to integrate more clean and distributed energy resources. The variable and nondispatchable nature of wind and solar generation has been driving interest in energy storage as an enabling low-carbon technology that can help spur large-scale adoption of renewables and supports grid stabilization and security of supply.

The Gravity Storage (GS) technology is based on the physics of gravity-based power storage as applied in pumped hydro power stations. It uses the energy potential of a large cylindrical mass of rock, raised up and supported by a column of water. To store energy, water is pumped underneath the rock piston, which causes it to rise. To convert the stored energy back, water is released through turbines and generators to produce electricity. With a rising radius of the rock piston, storage capacity increases considerably faster than construction costs, which leads to lower costs per unit of storage capacity.

The Gravity Storage Group holds several patents for this technology and plans to license them to investors and operators of Gravity Storage plants, which will likely be utilities, transmission grid operators and IPPs. The Group supports and plays an active part to set up funding for a demonstrator for proof of concept in the Middle East (Saudi-Arabia) and intends to initiate a commercial pilot project in the U.S. in the near future.

Gravity Storage is a bulk energy storage technology able to provide storage capacity between 1 and up to 10 GWh  storage capacity, corresponding 125 up to 1200 MW (Megawatt) power installed. The technology is the most competitive bulk energy storage, outperforming pumped hydro storage and compressed air storage as well as large-scale batteries. The significant advantage of Gravity Storage is, that it does not need elevation and mountains like Pumped Hydro Storage systems do. That makes the technology suitable for flat and hilly areas and deserts. The main markets for Gravity Storage are regions with high penetration of renewables, preferably the U.S., Middle East and China, followed by India and Europe.

The need for large-scale energy storage is evident, but how is it to be addressed in the power grids of tomorrow? Although pumped hydro storage is a good solution in many circumstances and which dominates the energy storage market, pumped hydro storage has its drawbacks and limitations creating need for alternative solutions. None of the other storage solutions that have been developed and implemented, have proven to be the solution of choice where pumped hydro storage is not feasible, leaving a large space in the market for a new technology which can meet this challenge.

Gravity Storage has enormous potential in places, where bulk storage will be essential due to renewables in GW (Gigawatt)-scale and pumped storage is not an option due to water scarcity or lack of altitude differences. Economies and regions, such as large metropolitan areas with an increasing demand for electricity and a growing problem in ensuring security of supply, can benefit strongly from Gravity Storage systems. We expect our technology to unlock a billion USD-sized global IPP business value potential planned to be launched in 2021.

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The Group maintains strong and long-standing relationships with significant number of highly specialized strategic key suppliers. These long-standing relationships enable the Company to negotiate beneficial terms with those suppliers, specifically in relation to matters such as pricing, supply terms and stocking agreements. The Group is not dependent upon third party suppliers regarding the technical and personal equipment.

The Group focuses on long-term relationships with clients, co-creating technical solutions that deliver to their emerging business needs. Through the work in a variety of different market segments, the Group offers valuable knowledge and insights that can often benefit its clients working in other industries.

We plan to initiate a U.S. commercial pilot project (approx. 1 GWh), considering the experience from the demonstrator. There are many regions in the U.S. which are geologically suitable. Such a commercial pilot project should be of 440 x 600 ft. (120x180 meter) size and would have a capacity of 1,000 MWh. This plant would still have a character as a prototype but would be operated commercially. With a diameter of 830 ft (250 m), however, the capacity increases to approximately 8 GWh – equivalent to the daily demand of a city with a population of about 500.000 people. Due to capacity constraints, almost no other storage could deliver the same results. Further-more, except for pumped hydro storage, no current solution has proven to meet the majority of the mentioned requirements for an optimal storage. However, pumped hydro storage can-not be implemented everywhere, as it relies on large altitude differences in the terrain and “consumes” environment by changing the landscape considerably.

After successful proof of concept and optimization, a series of commercial storage units at a size between 1 and 3 GWh are initiated.

The path to market

7.2    Energy Storage

Energy storage is needed on an industrial or grid scale for three main reasons. The first is to shift energy consumption into the future, often by several hours – so that more existing generating capacity is used efficiently. The second reason is to ensure there is no break in service during the seconds-to-minutes required to switch from one power generation source to another. Finally, power quality management – the control of voltage and frequency to avoid damaging sensitive equipment – is an increasing concern that storage can alleviate whenever needed, for a few seconds or less, many times each day.

Bulk storage capacity is a prerequsite to turn renewable sources into a “24/7-source” being able to supply at night. So, as storage increases the flexibility of the electric system, it fosters an efficient, resilient, sustainable and affordable energy system that enhances any supply mix. Grid operators and electric customers are taking advantage of the flexibility of energy storage to make electric service more efficient and affordable, to increase electric service reliability and resilience, and to integrate renewable resources that reduce greenhouse gas emissions.

7.3    Description of Technology

The Gravity Storage (GS) technology is based on the physics of gravity-based power storage as applied in pumped hydro power stations. It uses the potential energy of a large cylindrical mass of rock, raised up and supported by a column of water.

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GRAVITY STORAGE TECHNOLOGY

Basic elements of a Gravity Storage

Gravity Storage

Diameter between
ca. 150 - 300 m / 500-990 ft
resulting in a capacity
between 1 and 10 GWh
Water reservoir
Large scale PV or
wind farms
Pump and
turbine
piston of rock
Height of piston
according to capacity
between
150 and 300 m /
500 and 990 ft *
VALUE
GENERATION:
This results in an
unrivalled bulk storage
solution in terms of
environmental
footprint, energy
density and cost,
granting utilities, IPPs
and grid operators a
clear path towards a
readily available
continuous power
supply.
rolling sealing
access
tunnel
water for hydraulic
lifting
* Exact proportions of the
piston may vary due to
geological and technical
requirements

Gravity Storage Operation Modes

The operation of a GS plant is similar to that of a pumped hydro power plant – a fact which limits the cost of control hardware and software. There are four different operation modes:

1. Pumping mode: Pumping is done whenever cheap electricity is available and the storage is not completely charged. During pumping, power from the local grid or a nearby large solar or wind plant is used by a pump, feeding water from the reservoir into the space under the piston thus lifting it. This process can be stopped at any time within a minute, when cheap electricity is no longer available, or the system is completely charged.

2. Stand by mode: When the conditions are not right for pumping and there is no demand in the market for the stored energy at its desired selling price, the GS plant is in stand by mode.

3. Turbine mode: Whenever there is demand in the market for the stored energy at its desired selling price, pressurized water from beneath the piston is released back to the reservoir, driving the turbines and, together with a generator, producing electricity. This process stops when the piston reaches its lowest position or when the price paid by the market is no longer attractive and the power production is stopped.

4. Pumping and turbine mode (hydraulic short circuit): This mode might appear wasteful, but it is sometimes used to stabilize the grid. Transmission operators need this type of service.

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Energy Capacity

The energy capacity of a gravity driven system depends on the mass moved and the height that is lifted. The density of the rock in a Gravity Storage system is more or less about 2,600 kg per cubic meter. If we simplify assume that the height of a piston is roughly the same as its diameter, then the mass of the piston is proportional to the third power of the radius (r3). Considering also that the piston can be lifted by an amount that is roughly equivalent to the radius (a maximum value to avoid instability), and the fact that the energy stored is proportional to the height lifted, the energy storage capacity of the system is proportional to the fourth power of the radius (r4). If you double the diameter, the piston has 16 times more energy storage capacity. To build the piston and separate from its natural rock corresponds to the dimensions defined by second power: If you double the diameter, the costs for the excavation are increasing only 4 times while storage capacity increases by 16 times. If we double the radius, the cost per kWh storage capacity drops by a factor of 4.

Gravity Storage Suitable Regions

Gravity Storage is ideally suited to sites with relatively solid, homogenous rock conditions. In most countries, areas with favorable geology are identified. In the United States, suitable geology is found, in particular, in eastern regions and in the vicinity of the Great Lakes. In Europe, for example, Sweden, Finland and Norway offer excellent conditions for combining a Gravity Storage plant with offshore wind power. Scotland, Ireland and southern England also show great potential. For onshore wind, almost all the countries of continental Europe have regions with favorable conditions. In Portugal and Spain, enormous areas are suitable for Gravity Storage and have excellent potential for solar and/or wind energy generation. Favorable geology is also identified in India, in southern-central China, in South Korea, in many parts of Australia and in Saudi Arabia and Oman.

An important advantage of the GS technology over pumped hydro storage is the possibility to be implemented in places that do not have a suitable elevation difference, making a pumped storage solution of a different type possible where pumped hydro storage could never be contemplated. Pumped hydro storage requires an altitude difference of at least 1,300ft. (400 meters) within a short distance and is further disadvantaged by the fact that the use of mountainous regions is often limited by environmental protection or other legislation, further reducing the availability of suitable sites. An external assessment report about the geological potential shows that 27 out of 30 important countries surveyed show suitable geological conditions for a GS plant.

A further study analyzed different types of magmatic, metamorphic and sedimentary rock conditions with respect to geological suitability. The most favorable sites have stable, little-faulted rock such as granite or compact layers of otherwise solid rock material. A total of 117 globally distributed sites where analyzed, and a classification performed based on the internationally recognized Rock Mass Rating (RMR) system. The suitability of the geological conditions for construction of a Gravity Storage plant was found to be “very good” (RMR I) at 3% of the evaluated sites, and “good” (RMR II) at 43%. The remaining sites would require extensive, expensive rock stabilization measures.

The technology needs water for the hydraulic lifting of the rock piston, the amount needed depends on the size of the piston. The water circulates in a closed system. Nevertheless, to compensate for loss of water due to leaks, evaporation, etc., it is necessary to provide access to a source of water such as a lake, a river, a dam or a basin filled with ground water or desalinated seawater.

TABLE: APPROX. VOLUME OF WATER REQUIRED, DEPENDING ON PISTON SIZE / PLANT CAPACITY

SOURCE: GRAVITY STORAGE GROUP, Reference date September 2018

Gravity Storage plants must be connected to a high voltage grid.

The operations of Gravity Storage plants are subject to governmental regulation in virtually every country in which we will operate.  The applicable regulations, which differ from country to country, cover areas that include:

·the quality, safety and efficacy of our products;
·accurate reporting and billing for government and third-party reimbursement; and
·environmental aspects of our services and products.

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None of these are specific to the use of Gravity Storage technology though. Compliance with these standards is likely to be part of the ordinary course of business of the Operators. Failure to comply with one or more of these laws or regulations, may give rise to a number of legal consequences, which may affect the operators using Gravity Storage plants. These include, in particular, monetary and administrative penalties, increased costs for compliance with government orders, complete or partial exclusion from government reimbursement programs or complete or partial curtailment of our authority to conduct business. We rely upon the Company’s management structure, regulatory and legal resources and the effective operation of our compliance programs to direct, manage and monitor our operations to comply with government regulations.

Construction of a Gravity Storage System

The Gravity Storage will be built using established technologies known from mining and tunnel construction. Construction time will last from 2 years (for 1 GWh size) to 4 years (10 GWh) size. It may also take up to 2 years for planning work.

The piston separation (or cutting) process consists of two main elements: the separation of the piston side surface -vertical cut- and the separation of the piston base -horizontal cut-. The rock is expected to be cut into blocks by diamond wire saws. Each separated rock block measures about 10t and is lifted to the surface by a crane. In case of good granite, the blocks could be sold to the market. But in general, the blocks can be used for the construction of the basin walls. Alternatively to diamond wire saws, the separation could be done by so-called half-face heading machines as currently used in tunnel construction and mining.

A challenging construction step is to separate the piston from the bottom. The separation is expected to be done in small steps, so the piston will always be supported by the natural rock on most area of the bottom surface. Separation starts when the side walls of the piston are not yet fully separated the whole length down. Consequently, the piston is embedded in the surrounding natural rock during construction of the bottom area. The separation of the piston base from the underlying rock is initially based on the well-established “board and pillar” method of mining or by diamond wire saws, with a series of parallel tunnels excavated in a first step.

The remaining 5m wide walls of rock between the tunnels initially support the weight of the piston above. Reinforced concrete pillars of approx. 5m diameter, are constructed at regular intervals along each tunnel. With these pillars in place, the remaining rock can be excavated, so the weight of the piston transfers to the new concrete pillars. The concrete pillars, which are securely anchored into the rock above and below, are split at mid-height. A stainless-steel sliding sheet inserted between the upper and lower parts enabling the piston to move transversely and avoiding the rise of destructive constraint forces.

The space between the pillars will remain free and allow water to be pumped under the piston to lift it. Further it facilitates access for maintenance etc.

In order to ensure stability rock bolts or anchors will have to be installed in the roof of each tunnel immediately after excavation. Since additional rock bolts or anchors of suitable length may also be needed at some later stage to secure the artificial piston base to the rock above, the tunnels must be high enough to allow the installation of these rock bolts or anchors. After completion of excavation work, the roof and floor of the space beneath the piston must be sealed to make all surfaces watertight. This method will be adapted to the geological conditions of the specific location, using detailed numerical simulations. As an alternative method for separating the piston base from the underlying rock, the use of diamond wire saws has been evaluated with positive results.

The construction work of underground tunnels, pipes, caverns, machinery and grid connection is very similar to the construction work at conventional pumped hydro plants.

The sealing system - so called Rolling Membrane Sealing, primarily consists of flexible sheeting that ends are securely connected to both the piston and the cylinder. The material of the sheeting consists of rubber strips which are reinforced with steel cords, as used in heavy duty conveyor belts in the mining industry. The ends of these sheeting are first fixed to the piston or the cylinder using specially constructed anchoring systems. Hanging down into the gap, the sheeting is bonded together with vulcanization. The thus-formed continuous sheeting is then connected with a similar anchoring system to the opposite surface of the piston or the cylinder respectively.

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Since the radius of the cylinder exceeds the radius of the piston by approximately 7,8 – 11,8 inches (leaving a gap of same width between both), the flexible sheeting must be adapted to control a varying radius at any point of the ring shaped space as the piston moves up and down. An appropriate technical solution has been found and tested successfully to achieve this.

A sensor array will identify any failure. In case of incidents a mechanical valve opens up and saves the Rolling Membrane Sealing from damage.

7.4    Advantages and Application

The Group operates in a competitive environment. The nature of the projects is also a determining factor for the level, degree and impact of competition that the Group faces. Other contributory factors to the competitive environment are contract value and potential margins, the size, complexity and location of the projects and the risks relating to revenue generation. The Group faces competition from the other players of its size operating in the same filed as our Company.

The energy storage industry is intensely competitive, and the Group competes with a substantial number of other entities, many of which may have greater technical or financial resources. Companies operating in this industry must manage risks which are beyond the direct control of company personnel. The Group attempts to enhance its competitive position by maintining its unique technology and by operating in areas where it believes its technical personnel are able to reduce some of the risks associated with development, design and marketing because they are familiar with the areas of operation. Management believes that the Group will be able to sell its Gravity Storage systems with the objective of increasing its cash flow and reserve base.

Motivated Management Team

Our management team consists of professionals, who are willing to explore opportunities in different fields for the benefit of the Company. The Group benefits from management with significant experience in the energy storage sector in general. The Group’s management team combines the strengths of technology and business management, respectively, which has produced a track record of maximizing the commercial potential of its technology. This extensive sector knowledge plays an important part in maintaining long term relationships with potential customers and key suppliers, as well as being crucial to achieving new contract wins.

Secure, robust and scalable technology

The Group’s technology has benefited from investments amounting to millions of Dollars since the end of 2013. The Group’s strategy hinges on the development of a disruptive world leading cost-effective large-scale energy storage technology.

Advantages of Gravity Storage Technology

Energy storage is experiencing a surge in interest among researchers, operators and investors. Most approaches continue along established technological lines such as the development of batteries, flywheels and compressed air technology. But new combinations of technologies are also being developed, creating new applications. Gravity Storage is a technology that combines existing concepts to make large-scale storage larger and more cost efficient.

The advantages of Gravity Storage technology are:

The system buffers fluctuating energy on a Gigawatthour-scale and meets all expectations to utilize excess energy by shifting it daily to periods of low generation

·High energy round-trip efficiency higher 80%
·Minimal raw material requirement, “just rock and water”
·Lowest cost /kWh
·Needs substantially less water compared to conventional Pumped Hydro Storage·Small land footprint per kWh

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·Small land footprint per kWh
·Lowest environmental impact
·Gravity Storage´s applications are very flexible: as a common bulk storage (daily, weekly) and providing grid services: ancillary services, black start capability, rotating masses
·The discharging time can be tailored to the operators´ individual needs
·Gravity Storage requires no elevation
·It can be integrated easily into any transmission grid
·More than 40% of the Earth’s continental surface is basically suitable for Gravity Storage.

TABLE: OVERVIEW OF ADVANTAGES OF GRAVITY STORAGE IN COMPARISON WITH OTHER TECHNOLOGIES (PUMPED HYDRO, CAES -COMPRESSED AIR-, BATTERIES).

Efficiency: Due to the similarities between the Gravity Storage (GS) technology and pumped hydro storage, the roundtrip efficiency of a GS plant is very predictable, with a very high value of approximately 80%. Much of the experience in pumped hydro storage (PHS) operation can be used for GS. In addition, the main components of a PHS concerning efficiency have been developed extensively over the last century and GS can now profit from all these developments and very mature base technology as these are expected to fulfill the requirements of the GS. Due to the short distance between the pressurized water cylinder and the turbine system, the efficiency of a GS system is expected to be slightly higher than that of conventional pumped hydro storage. The only limitation is the efficiency of the pump and turbine system, not that of the piston itself.

Low Costs / Storage Unit: A unique and particularly interesting property of the Gravity Storage technology is that the energy storage capacity of a GS plant is roughly proportional to the fourth power of the radius (r4) while its construction cost is approximately proportional to only the second power (r2). Consequently, construction costs per unit of stored energy capacity decreases sharply as radius increases. This will enable GWh-scale systems to be built at very low cost per unit of capacity. The investment costs for one kWh of storage capacity is the critical indicator to compare storage technologies. Any GS plant with more than one GWh of capacity will have 2 times lower costs per kWh than any lithium battery system. A system with 8 GWh and more will show a fith of investment costs of batteries.

SOURCE: GRAVITY STORAGE GROUP, Reference Date September 2018, dimensions (diameter and height) may vary for each location.
*Figures do not include costs for license fees to Gravity Storage Group

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Small Land Footprint: A Gravity Storage plant requires far less land than conventional pumped hydro storage, due to the high density of rock (much higher than of water) and geometric effects, and because only one water reservoir is needed. In special cases, a GS plant can even be built in an abandoned quarry, taking advantage of the stiff rock in the ground and placing the plant for the most part out of sight.

Less Water than Pumped Hydro Storage: The amount of water required by a Gravity Storage plant is only about one quarter of that required by a pumped hydro storage plant of the same capacity, because a GS plant uses water only as a hydraulic medium, not for storing potential energy. The storage effect of a GS plant is provided by the rock of the piston, which is much denser than water. The relative water demand is even lower in the case of larger systems. The water should be sweet water. Evaporation of water is not a significant problem as calculated <5% per year. This makes GS technology also suitable for arid, sunny regions.

Long Service Life: The technical life time of a GS plant is estimated to be at least 60 years. This makes the combination of GS with a large photovoltaic production especially attractive from an economic and ecological perspective. Both technologies have a long lifetime and face very low operating costs, which leads to highly attractive profits, once the initial investments are paid back.

Easy and Safe Operation: The most harmful incident while operating a GS is a total failure of the sealing. In case of leakage, the retained water will be pushed back into the reservoir. But once the seal is repaired, the plant can continue operation. The consequences of a dam failure, regardless whether caused by natural disaster or a violent attack can´t happen at a GS plant.

System Stability: GS plants can initiate black start power to restart a grid operations after a black out.  It requires only the valve at the turbine to be opened in order to commence generating power. Both the turbine and the pump of a GS system contain spinning masses. The presence of spinning masses within the equipment of a power grid supports maintaining frequency stability.

Security of Supply: As renewable energy will produce as sun and wind may let them to do so, a GS plant can buffer huge volumes of power. To transfer renewable power generation into a reliable power supply for 24/7 it takes large scale storage technologies at lowest possible costs. Gravity Storage will close the gap between fluctuating production and security of supply.

Relies on Proven Technologies: The construction of a GS plant relies on proven technology from the mining and tunneling industry. The turbines and generators used in a GS plant are very similar to those already in use in many pumped hydro plants.

Application of Gravity Storage Technology

According to the modes of appilcation the revenue streams may stem from various business cases.

·Power Purchase Agreement (PPA): GS would be combined with large scale photovoltaic or wind farms in order to guarantee a reliable energy supply at a fixed price.
·Arbitrage model: Capitalize on volatility of energy prices at power exchanges by charging the storage at low prices and sell energy at higher prices.
·System services: As renewable sources increase, transmission operators need more dispatch capacity and system ancillary services to stabilize the grid and prevent black-outs. GS can deliver all of them. Governments are investing in a resilient infrastructure, because blackouts are a real threat to economy and life.
·Energy-intensive industries: Many energy-intense production strives for levelling the power demand and try to reduce peak loads. Bulk storage “behind the meter” support this intention and helps to minimize costs, especially if grid charges are linkes to peak values of the load.

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7.5    Profitability.

There are two major indicators for economic evaluation of storage technology:
·Investment costs per kWh storage capacity and
·Levelized Costs of storage.

Gravity Storage shows excellent costs per capacity touching the level of 360 USD/kWh for a 1 GWh site and reaching 120 USD/kWh for 10 GWh plants.

The Imperial College London compared the Levelized Costs of Storage of different storage technologies:

TABLE: OVERVIEW OF LEVELISED COSTS OF STORAGE PER CAPACITY

SOURCE: GRAVITY STORAGE GROUP, 2018.

7.6    Gravity Storage Group

The Group consists of the U.S. parent company, Gravity Storage Inc. and the German subsidiary Heindl Energy GmbH (the „subsidiary“). The company Heindl Energy GmbH is a 100% subsidiary of Gravity Storage Incorporated, situated in Stuttgart, Germany. The current structure chart of the Gravity Storage Group is as follows:

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In February 2019, the Group has been formed leading to the structure as presented hereby. The corporate history of Heindl Energy GmbH (Germany) and the steps of restructuring are set out below.

Gravity Storage was invented as a concept by Prof. Eduard Heindl (Vice Chairman of the Board) in 2010. With the concept and associated technologies patented, Heindl Energy GmbH was incorporated in November 2013. A network of several industrial partners has been established since the incorporation of Heindl Energy GmbH. The network consists of the companies ILF Consulting Engineers GmbH (Austria), DMT Group (Germany), Semperit AG (Austria) and Al-Ayuni Investment and Contracting Company (Saudi-Arabia). On research side we are supported by Karlsruhe Institute of Technology (KIT) in Germany and Imperial College in London.

Milestones

2010

Invention of the concept by Professor Eduard Heindl. He continually developed the concept, integrating inspired input by many geologists and companies, in particular in relation to materials and techniques to be used in piston construction and sealing.

2011

First introduction of the concept to the energy industry.

2013

Incorporation of Heindl Energy GmbH, a fully owned subsidiary of Gravity Storage Inc. on November 8th, 2013 in Stuttgart, funded by the venture capital investor HTG Ventures AG, based in Switzerland.

2014

During 2014 all milestone relevant studies have established that a feasible concept has been developed and a scoping study concluded that there are no obstacles which would prevent GS construction in general. The study also concluded, that the technology is scalable and can be utilized as large size Energy Storage System (beyond 1 GWh).

A breakthrough in developing a new sealing solution was achieved.

The management team introduced the concept and the results during several conventions and industry exhibitions (e.g. Energy Storage North America 2013, Inter Solar 2014 in Munich, World Storage Forum 2014 in London and 2015 in Rome, World Future Energy Summit 2015 in Abu Dhabi).

2015 - 2016

Heindl Energy GmbH invested in additional studies, to further enhance the following topics:
·Derivation of requirements to be met by the strata
·Assessment of favorable areas for realization of GS (based on geological & geodetic Information)
·Capacities for international Gravity Storage GS construction
·Assessment of investment costs for machinery and electrical components

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2017

In April 2017, a research project started in order to test the material of the sealing in a test rig at the production facilities of Semperit AG (Austria) confirming the suiteability of the material. Testing is in its finals stages and will be finished by approximately end of March 2019.

In May 2017, Heindl Energy GmbH signed a cooperation agreement with the Al-Ayuni Contracting & Construction Company -AICC- (Saudi-Arabia) to prove the concept’s viability by building a demonstrator Gravity Storage plant in one of AICC’s properties. AICC will provide the site on one of its own quarries and constructs a demonstrator of 20x30 meter at cost, GS Group provides the preplanning, third party validation and parts of project management. The preliminary design and the cost estimation are finished. Construction work of the demonstrator is estimated to be completed end of 2020. A series of tests shall follow in 2021. The construction costs of the demonstrator is expected to total about USD 11 million and GS expects that it shall be funded by the Saudi government and related organsiation and private Saudi partners. The Group intends to keep the future cost of this project funded by outside partners and spent money in order to carry its own costs for all measures to save and protect the knowledge out of this demonstrator.

2018

The design and project cost calculation of the demonstrator plant was completed in November 2018.

Several talks with major Saudi Companies as potential partners are ongoing. The King Abdullah University of science and technology (KAUST) joined the project as a partner taking care of research to understand rock behavior and to simulate this for commercial sizes of the piston. Talks with potential funding institutions and programs are still under way as this Offering Circular is published.

It is planned to prepare a feasibility study for a 1 GWh commercial plant in western part of Saudi Arabia in cooperation with an IPP.

In September 2018, Gravity Storage Inc.  was incorporated in the State of Delaware. In February 2019, the German company Heindl Energy GmbH became part of Gravity Storage Group as a 100% subsidiary of Gravity Storage Inc.

7.7    Strategy

The Group’s objective is to position itself as the market leading independent Gravity Storage technology provider worldwide. We want to attract licensees who will invest and operate in gravity storage plants and/or want to deploy the technology as an exclusive licensee in certain market regions. Our business is dependent on developing and maintaining strong relationships with suppliers, utilities, transmission grid operators, mining companies and IPPs. We will continue to develop and maintain these relationships and alliances. We intend to establish alliances to enhance opportunities available to us. The aim is to get license agreements signed which will provide revenues from license fees.

Gravity Storage Group has a solid team, coping successfully management and engineering challenges. It is focused on continuous improvement in operating measures. After raising funds, we plan to hire more senior and junior engineers with a proven track record in Subsurface Sciences (e.g. Geology, Geotechnical Science, Mining, Tunnel Construction) and International Project Managers. We set a high value on team members who fully support the idea of renewables and energy storage and have experience working in global, intercultural and innovative contexts.

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The Group intends to strengthen its presence in our home market USA and to explore additional new markets, preferably in China, India and Middle East. We plan to establish teams based in the regional centres which will be able to source (and respond proactively to) a greater number of directly negotiated sales opportunities than has been possible for the Group hitherto.

The Group also intends to remain alert to potential acquisition (or joint venture) opportunities to accelerate one or more elements of the growth strategy outlined above.

The Group’s strategy is centred on a balanced approach to investment in growth. This entails both a prudent cash management policy and returns to shareholders. Over the next few years, the Group expects to fund its capital expenditure programme from its proposed cash raises, establish an external finance base and utilize cash flow as required. The Group’s ability to maintain cash flow generation is underpinned by its plans for strategic growth and close control of general and administrative expenses, completion of its infrastructure upgrade which at this stage is fundementally completed and corresponding operating expenditure reduction.

Ongoing discussions with several strategic companies in the U.S., Middle-East region, and South Korea are ongoing. The goal is to form joint venture relationships or cooperations going forward that would develop the Group projects through to the feasibility stage and industrial implementation. The discussions are in various stages of advancement and the Group is looking forward to concluding such an arrangement in near terms.

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8    DESCRIPTION OF PROPERTY

We do not own any real estate. We currently utilize administrative office space at 321 North Clark Street, Suite 1425 Chicago, Illinois 60654-4714 on a variable basis. We believe that the real property leased by us is suitable and adequate for our operations.

The Group’s Intellectual Property

The Group’s intellectual property (IP) is protected by various patents and patent applications, the owner of the patents is the German subsidiary Heindl Energy GmbH. The main patent, which protects the basic concept, has already been granted in the European Union and countries such as China, Australia, Japan, Norway, Switzerland and Turkey. In the USA and Canada, the patent is granted in a slightly amended version. A regular screening of all developments (internal and external) is undertaken to further safeguard our IP and create new IP out of the new developments. We intend to maintain IP Management as a key focus. The various patents and patent applications are described below

On February 23, 2019, Gravity Storage Inc. (as „Licensee“) and Heindl Energy GmbH (as „Licensor“ and the developer of the concept of Gravity Storage) concluded a Patent and Knowhow License Agreement (the "Licence Agreement"). Heindl Energy GmbH owns the intellectual property rights with respect to the concept of Gravity Storage, including various registered patents and patent applications as listed in Annex 1 of the Licence Agreement as well as the related knowhow, specified in details in Annex 2 of the Licence Agreement, whether or not protected by patent or patent applications. Heindl Energy GmbH intended to authorize Gravity Storage Inc. to perform research and development of the Patent- and Knowhow-related concepts, technologies, processes, devices, assemblies, tools, software and machinery, etc., and commercially exploit the patents and knowhow as well as the intellectual property rights developed, created or invented or to be developed, created or invented during the term of the Licence Agreement.

According to the Licence Agreement, the Licensor grants the Licensee an exclusive, irrevocable, non-transferable license to make, use, distribute, market, sublicense or otherwise deal with the products using the Patents and the Know How in the Contract Territory under the conditions that are set forth in the Agreement. Contract Territory means worldwide, with exception for the European Region consisting of all the countries within the European Union (as of January 1, 2018) and the country of Switzerland and Norway, and the following Middle Eastern countries: Kingdom of Saudi Arabia, Oman, United Arab Emirates, Bahrain. The Licensee has the right to grant sublicenses within the Contract Territory and within the scope of its own using rights granted in the agreement. Each contract party retain its exclusive ownership of any inventions, know-how, computer programs or other intellectual property developed prior hereto, or developed during the term. In addition, any intellectual property developed exclusively by one party shall become and remain the intellectual property of that Party.

In return for the grant of the License the Licensor shall be entitled to royalties for patents and for know-How with respect to products sold and sublicenses granted by the Licensee. The royalties are calculated on the basis of the total amount received by the Licensee in connection with the sale of a product. The portion of Net Sales counted as Patent-Related Net Sales depends on the degree to which the product relies on the licensed Patents.

100 % of Net Sales will be counted as Patent-Related Net Sales if the product is entirely covered by any or all licensed patents. 50 % of Net Sales will be counted as Patent-Related Net Sales if a substantial part of the product is covered by any or all licensed patents. 10 % of Net Sales will be counted as Patent-Related Net Sales if only a minor part of the product is covered by any or all licensed patents. Net Sales will not be counted as Patent-Related Net Sales if none of the licensed patents covers any relevant aspect of the product.

The royalties for Patent-Related Net Sales are paid with respect to each patent family included in a certain product; “patent family” means all patents which issue from the same initial priority document. In the first three years, royalties are 1% of Patent-Related Net Sales of the product for each such patent family. The total annual royalties for the products sold in a certain country shall not exceed 2.5% of Patent-Related Net Sales for a calendar year in the respective country.

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In case of sub-licensing, royalties are calculated on the basis of the total amount received by the Licensee in connection with marketing and sub-licensing of patents and knowhow of Licensor. Patent-Related Net Sublicensing Revenue is 50% of the Patent-Related Net Sublicensing Revenue, where the sublicense is granted solely for utilization of the Patents of Licensor and 15% of the Patent-Related Net Sublicensing Revenue, where the sublicense is granted for utilization of the intellectual properties of both Licensor and Licensee. The total annual royalties paid by the Licensee are capped as follows:
-for 2019: $ 1m
-for 2020 and 2021: $ 2m
-for 2022: $ 4m.

Before the date of the expiry of the longest running patent right in the Contract Territory, the Licence Agreement can only be terminated for good cause. With effect of the date of the expiry of the longest running Patent in the Contract Territory, the Licence Agreement can be terminated by either party on giving written notice without cause.

Fundamental patents:

PCT/EP 2011/03933: Rock Piston - Energy Storage based on potential energy by hydraulic lifting of a large rock mass
Owner: German subsidiary Heindl Energy GmbH
Granted in: USA (13/811,987), Canada (2,802,252), China, Japan, South Korea, Australia, Germany, France, Switzerland, Austria, United Kingdom, Poland, Norway, Spain, Finland, Denmark, Sweden, Netherlands, Italy, Belgium, Ireland, Czech Republic, Turkey.

PCT/EP 2015/053788: Patent I on Sealing - Energy Storage System with Sealing. This patent covers a wide range of different innovative sealing technologies. These are optimized for large radius and unusually wide spacing between cylinder and piston and might prove useful in other applications. The patent contains 20 claims.
Owner: German subsidiary Heindl Energy GmbH
Applied February 24, 2015; granted as of January 3rd, 2018 in Germany, France, Switzerland, Austria, United Kingdom, Poland, Norway, Spain, Finland, Denmark, Sweden, Netherlands, Italy, Belgium, Ireland, Czech Republic; granted in China as of November 27, 2017.

PCT/EP 2016/054274: Patent II on Sealing - Creation of a seal for an energy storage system and procedure for installing a seal formed from sealing strips for an energy storage system. This patent covers the rolling sheeting sealing system and the innovative approach of minimizing the clearance between the piston and the cylinder of a GS plant by means of a novel geometric design. It is believed that this is an essential part of the GS technology, without which GS plants could not be built, and that it might also be useful for other applications
Owner: German subsidiary Heindl Energy GmbH
Internationally applied on January 3rd, 2016 in Europe (16 707 419.4), Australia, Canada, China, India, Saudi-Arabia, Japan, South Korea and USA. Granting in Europe announced Feb 20th, 2019.

PCT/EP2017/051838: Bottom-Side separation of an object to be cut out of stone. This patent application addresses a method to separate the rock piston at the bottom side. It is a challenge to manage the weight of the piston during the process of separation. Out method minimizes work of excavation and allows a smoother construction as used in traditional mining.
Owner: German subsidiary Heindl Energy GmbH
Internationally applied on January 27, 2017, Germany (10 2016 101 983.6),

Further, two families of patent application have been purchased from a competing inventor to secure freedom to operate. The PCT/EP 2013/068195 and PCT/EP 2016/051577 will not be internationalized.

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9    MANAGEMENT´S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this offering circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this offering circular. This Management’s Discussion and Analysis and the unaudited financial statements and comparative information have been prepared in accordance with GAAP.

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements. In September 2018, the Company issued 4,800 par value shares to the Company’s founders at a price of $0.001 per share. The Company has no source of operating cash flow and operations to date have been funded from the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations. We will have additional capital requirements during 2019 and 2021. We do not expect to be able to satisfy our anticipated cash requirements through sales activities, and therefore we will attempt to raise additional capital through the sale of our common stock pursuant to this offering circular once it is qualified by the Securities and Exchange Commission. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Method of Accounting – The Company presents its financial statements on the accrual basis of accounting in compliance with GAAP. Revenues are recognized when services are rendered and expenses realized when the obligation is incurred.

Cash and Cash Equivalents – For purposes of reporting cash flows, the Company considers all cash accounts which are subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash or cash equivalents. Revenue Recognition – The Company provides consulting and advisory services.

Results of Operations

Gravity Storage Inc.

The first short fiscal year ended Dec. 31, 2018.
Revenue. Gravity Storage Inc. generated no reveues in the first short financial year.
Operating Expenses. The operating expenses amounted to $ 1,007.
Net Loss. The Net Loss for the short year ended December 31, 2018 was $ 1,010.

Heindl Energy GmbH

The other operating income amounted in 2018 to € 14,959 (previous year: € 434). Personnel expenses declined in 2018 from € 331,634 to € 56,219 due to a savings program implemented at the end of 2017. The other operating expenses were at € 174,537 compared with € 271,670 in 2017. Interest and similar expenses were € 88,278 a slightly increase from € 82,470 in 2017. The result after tax was € -394,965 (2017: € -706,369), the retained loss amounted to € 3,178,597 (2017 € 2,783,632).

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Balance Sheet

Garvity Storage Inc.

The total assets amounted to $ 2,248 as at December 31, 2018 and the liabilities $ 3,258.
The stockholder´s deficit amounted to $ -1,010 as at December 31, 2018.

Heindl Energy GmbH

As of December 31, 2018, self created industrial property rights and similar rights and assets amounted to € 935,014 (31.12.2017: € 716,338). Intangible fixed assets were € 947,674 (2017: € 746,766). Checks, cash on hand, central and commercial bank balances decreased from € 182,241 in 2017 to € 67,290. The cumulative losses not covered by equity were € 1,391,378, nearly unchanged to € 1,396,413 in 2017. The retained loss at the end of 2018 was higher and amounted to € -3,178,597 (2017: € -2,783,632). Trade payables (2018: € 73,213; 2017: € 73,313) and other liabilites (2018: € 2,345,546; 2017: € 2,269,109) were nearly unchanged. The total assets increased to € 2,422,959 at the end of 2018 compared with € 2,346,422 at the end of 2017.

Cash Flow

Gravity Storage Inc.

We had net cash of $ 2,243 as at December 31, 2018 resulting from Net Cash Provided by Financing Activities ($ 2,243).

9.1    Plan of Operations

Over the next 24 months, the Company intends to focus on supporting the construction of the demonstration plant in Saudi Arabia using a portion of the proceeds from this offering. It should be noted however, that the Company does not plan to provide funding for the construction cost of the demonstration plant. Afterwards, the demonstrator will be tested for at least half a year. Starting 2019 a feasibility study for a 1 GWh commercial pilot project will be initiated and conducted in cooperation with Al-Ayuni and a large IPP in the Middle East. A further feasibility study shall be initiated in the U.S. The more detailed planning for the first two Gravity Storage Projects shall start in 2021. Beginning if 2022 we expected increasing numbers of projects to progress to the planning phase. In 2022, four new Gravity Storage projects are scheduled to enter the planning phase.

9.2    Long-Term revenues

The revenues from variable and fixed license fees, being paid directly to Gravity Storage Group are expected to accumulate to up to approximately USD 50 – 100 mn over the lifetime of each average sized Gravity Storage plant. Furthermore, we assume that up to USD 1,000 mn could be collected from the beneficiary of regional exclusivity rights. In addition, revenues from consultancy can be expected but are not reflected in the revenue numbers herein presented.

At first sight, these figures may appear high. They result from the extraordinarily long planning horizon resulting, from the long technical lifetime of the plant as well as high capital investments and long-term revenue streams typical for the energy industry. In the overall economics of these plants, the license fees represent a relatively minor cost factor. Nonetheless they reflect assumptions regarding license agreements to be negotiated. Consequently, uncertainty remains whether the disruptive nature of the GS technology will yield license fees as reflected herein allowing to capture the long-term potential of the GS technology. The structure and types of license fees may vary and might be end up as a combination of fees for regional market exclusivity and direct fees per plant.

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It is assumed that an operator of a Gravity Storage would pay another USD 50 mn to the owner of regional exclusivity rights. As a result, all owners of regional exclusivity rights together would have to build and commission 20 plants in their licensed territories in order to recover their expenses from the acquisition of these rights. This moderate number of GS built and operated would already lead to a highly attractive business for Gravity Storage Group with revenues of USD 2,000 mn to 3,000 mn from license fees. As the technology scales up, revenues far beyond USD 3,000 mn can be expected. Considering a long-term global storage demand of 60,000 GWh, and, given, 5% of this market will be provided by Gravity Storages, this totals up to 3,000 GWh = 600 Gravity Storage plants (average size: 5 GWh each).

The license fees will have limited impact on the profitability and IRR for the operator and investor of a Gravity Storage unit. GS offers an attractive business model for all involved parties even with a moderate number of realized GS projects. It is the goal of Gravity Storage Inc. to continue the development of new high value IP, which carry on the company´s value when current patents may run out in 2032 and later.

9.3    Trend Information

9.3.1    Our industry

The market for energy storage is set to grow in the coming years as the development and use of renewable energy sources continues to expand. One Terrawatt of wind and solar generation capacity has been installed globally so far (wind 54%, solar 46%). Bloomberg (July 2018) estimates that the second terawatt of wind and solar will be installed by mid-2023 and cost 46% less than the first. This means an increasing deployment of renewable, but fluctuation sources. The formula for the future energy supply in large regions of the world and in the U.S. will be wind+solar+storage.

The U.S. energy storage market nearly doubled in 2018 [Source Energy Storage Association ESA, March 2019] and is expected to double again in 2019. According to the U.S. Energy Storage Monitor 2018, 777 megawatt-hours of grid-connected energy storage were deployed in the US in 2018, 80 percent more than were deployed in 2017.
The forecast of a doubling of the market volume each year is an extreme exponential growth.

Estimates for future global market volume vary between 15,000 GWh and 90,000 GWh. We consider the current global daily energy demand of 60,000 GWh as a sound number of how much storage capacity will be installed globally in the long run. If Gravity Storage would provide 5% of this volume (3,000 GWh), this would be equivalent to about 600 sites with a 5-GWh sized Gravity Storage plant.

We believe, that large scale storage will play a significant role in providing the necessary storage capacities. Even if millions of batteries will cover a vast portion of the demand, there are convincing arguments for bulk storage:

-Bulk storage is the dominating type of storage in the U.S.: 43 Pumped Hydro Storages provide 95% of the nation´s storage capacity.
-Bulk storage like the gravity-based technologies show a very long-lasting life time and therefore show low levelized costs of storage outperforming batteries.
-The high voltage transmission grid as a backbone of the security of supply requires bulk storage units on GW-level.
-Large scale renewables on GW-level need storage capacities on the same level to secure a 24/7-supply.

Gravity Storage touches directly to the industry and the business case of Pumped Hydro Storage (PHS) Plants. The concept is highly attractive for current investors in PHS, for construction and mining companies and all related engineering services.

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The global main markets show two criteria: Regions, heading for high proportion of renewable energy (mainly sun and wind) and with a large population and energy consumption. Especially those regions and countries which enable very large-scale production, will need huge volume of storage capacity at the same growth rate as renewable power will be installed. Namely, the target markets for Gravity Storage as the U.S., China, India, the Middle East and Europe.

9.3.2    Our business cases

We assume that the demand for energy storage will increase strongly and persistently because of the following global megatrends in electricity supply:

1. The consumption of electrification will increase due to ongoing electrification of daily life in industrial economies and industrial growth in emerging countries.
2. Intermitting solar and wind power will be the dominating source of energy supply in the future for many countries.
3. This development will happen despite increasing energy efficiency.

However, solar and wind power generation is intermittent and non-dispatchable. Storage will ensure security of supply by adding the possibility to react to fast ramping demand and by bridging periods with a lack of wind or sunlight. Storage is thus the necessary completion of the renewable energy industry’s business model. Gravity Storage technology can be operated in different business modes, even at the same time of operation by allocating limited capacities to a certain business case.

Overview of business cases:

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10    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth certain information regarding our directors and executive officers as of February 28, 2019. There are no arrangements or understandings between any person listed in the table below and any other person pursuant to which he or she was selected to his or her position.

As of 28 February 2019, the Group employed, in addition to the Board Members of Gravity Storge Inc., a total of 0 employees.

Name	Position	Age	Start of Term of Office	Approximate hours per week for part-time employees
Robert Werner	CEO Gravity Storage Inc.; Member of Board of Gravity Storage Inc., Managing Director German subsidiary Heindl Energy GmbH.	51	October 11, 2018 (for Gravity Storage Inc.) , November 2013 for Heindl Energy GmbH	fulltime
Prof. Dr.Eduard Heindl	Vice-Chairman of the Board of Gravity Storage Inc..	56	Ocotber 10, 2018	variable
Marc M. Bamberger	Chairman of the Board	62	October 10, 2018	variable

Familial Relationships: None.

Business Experience of Directors, Executive Officers and Key Personnel

Robert Werner

Robert became Chief Executive Officer on October 11, 2018 and is appointed as member of the Board. Robert is a business man with experience in technology, finance and business affairs in a wide variety of industries in Europe with a focus on renewables. His expertise is based on many years of operational experience in different international director positions - he is a senior executive with nearly 18 years in leading positions at middle-sized companies and member of boards. He started his career as CEO in an innovative green energy business, where he established a full-service utility, based on renewables counting 110k customers and EUR 90m annual revenue after 10 years. He has intensive knowledge of the power market and the business of planning and constructing wind, hydro and solar power plants. In this position, he was responsible for investments in renewable energy, totaling over EUR 150m. Among other things, he was as Commercial Director responsible for the planning of a 10 MW hydro power station. Robert has been active in European public discussions in the field of energy policy for almost 20 years. Since 2011 Robert supports Prof. Heindl and the technology of Gravity Storage and is since November 2013 Managing Director of Heindl Energy GmbH (the German subsidiary of Gravity Storage Inc.Inc.). Robert graduated in Economic Geography and Business Administration in 1998 at University of Mannheim, Germany.

Professor Dr. rer. nat. Eduard Heindl

The Gravity storage concept was conceived by Professor Dr. rer. nat. Dipl.-Phys. Dipl.-Ing. (FH) Eduard Heindl – scientist, inventor and entrepreneur. Eduard leads all technological developments in the Group and represents the technology in public; he is serving as Vice-Chairman since October 10, 2018 and he is also the founder of the German subsidiary Heindl GmbH. He has a 10+ years roven track record of innovation, vision and execution in creating successfull businesses. Eduard has broad investing, transactional and operating experience in international technology companies. After studying engineering and physics, Eduard became a faculty member in the Physics Department of University of Tübingen, Germany, concentrating his research on electron holography and neural networks. After professional positions at middle-sized companies, Eduard founded his own successful engineering company. In 2001 he returned to academia, being lecturer at the Nürtingen-Geislingen University (Germany) of Applied Sciences until 2003; since 2003 he has been a tenured professor for e-business at Furtwangen University (Germany). He has authored several books for which he gained popularity among tech-enthusiasts. Creativity has always been his passion. He also developed the first tsunami alert system, for which his company was awarded with the European Union’s ICT Prize for best IT innovation in 2007.

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In the same year, he was awarded with the Wolfgang Heilmann Prize for his longstanding work relating to the development of IT in the field of human health. In recent years, he focused on energy-related issues. In 2010, he realised that energy supply in power systems with a large share of energy from renewable sources, can only be achieved by incorporating new utility-scale storage solutions. In 2011, the technology received the QUERDENKER (Lateral Thinkers) Award in Munich.

Besides acting as a member of the Board of Gravity Storage Inc, Eduard is member of the Board of the following companies:

·Heindl Internet AG
·Prof. Dr. Harald Grübler Stiftung

Marc M. Bamberger

Marc, Chairman of the Board of Gravity Storage Inc., has studied law at the universities of Frankfurt, Saarbrücken and Metz/France, and was admitted to the practice of law at the Bar of the State of New York. He has held senior management positions – mostly in finance functions and at board level - in the US, Germany, Switzerland and other countries for more than 30 years. Currently, he serves as the CEO of HTG Ventures AG, a swiss venture capital investor, which is major shareholder of Gravity Storage Inc., a position he holds since 2016. Further, he is member of the Board of several other companies. Prior to joining HTG Ventures, he advised companies in litigation management for national and international legal disputes, various structured finance and business development projects in renewable energies, and various mergers & acquisitions and structured financing projects. As a CFO he joined Armacell Inernational Holding GmbH from 2007-2011 and AgfaPhoto GmbH between 2004-2005. Marc served in the Lufthansa Group 1989-2001 as CFO of LSG Lufthansa Service Holding AG, as Senior Vice President Corporate Group Finance of Deutsche Lufthansa AG, and Managing Director of Lufthansa Leasing GmbH. He also spent some time in banking at the Manufacturers Hanover Trust Company.

Besides acting as the Chairman of the Board of Gravity Storage Inc, Marc is member of the Board of the following companies:

·HYT S.A., Switzerland, since 2018
·Preciflex S.A., Switzerland, since 2018
·MWI Micro Wave Ignition AG, Germany Since 2017, as Deputy Chairman of the Supervisory Board
·EveryAir AG, Germany, as Chairman of the Supervisory Board, since 2017
·Skytender Group Holding AG, Switzerland, President

Involvement in Certain Legal Proceedings.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

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11    COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation of each of the three highest paid persons who were executive officers or directors of the Company during our last completed fiscal year ended December 31, 2018.

Name	Capacities in which compensation was received (e.g., Chief Executive officer, director, etc.)	Cash Compensation ($)	Other Compensation ($)
Robert Werner	CEO Gravity Storage Inc.	none	none
Robert Werner	Member of the Board	none	none
Prof. Dr. Eduard Heindl	Vice-Chairman of the Board	none	none
Marc M. Bamberger	Chairman oft he Board	none	none

Historically, we have not paid any salaries, bonuses or cash fees to any of our directors or executive officers. Accordingly, in the last short financial year, the total compensation paid to our three directors, for their service as directors, was $0. We have not entered into any employment agreements with our executive officers or other employees to date. We plan to enter into employment agreements with them in the future. Stock options or a significant equity ownership position in the Company may be utilized in the future to attract one or more new key senior executives.

The Company expects that, upon completion of this Offering, the Company and Mr. Robert Werner will enter into an agreement whereby he will receive an annual salary of maximum $200,000. Chairman of the Board shall receive a maximum annual compensation of $50,000, Vice-chairman $40,000, and regular members of the board $30,000.

12    SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

As of April 30, 2019, we had 2,800,00 shares of common stock (ordinary shares) outstanding. The following table sets forth information as of April 30, 2019 regarding the beneficial ownership of our common stock by:

(1)     all executive officers and directors as a group, and individually naming each director or executive officer who beneficially owns more than 10% of any class of our voting securities; and

(2)     any other security holder who beneficially owns more than 10% of any class of our voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

Information on beneficial ownership of securities is based upon a record list of our security holders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class -rounded figures
Common Stock	HTG Ventures AG; Chaltenbodenstraße 16, 8834 Schindellegi, Switzerland	2,688,899 Direct	None	96,3%

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13    INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Following transactions during the last (first) short financial year and the current fiscal year to which the Company was or is to be a participant and the amount involved exceeds $ 50,000 and in which

·any director or executive officer of the Company,
·any nominee for election as a director,
·any securityholder who beneficially owns more than 10% of any class of our voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934,
·any promoter of the Company, or
·any immediate family member of the above persons,

had or is to have a direct or indirect material interest, were agreed or concluded, except the below described transaction. An immediate family member of a person means such person´s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person´s household.

On February 18, 2019, the shareholders of Heindl Energy GmbH contributed and transfered all shares in Heindl Energy GmbH to Gravity Storage Inc. with effect in rem. As consideration for the contribution, the shareholders of Heindl Energy GmbH acquired all issued shares (4,800) of Gravity Storage Inc. at this time.

14    SECURITIES BEING OFFERED

We are offering 1,200,000 Shares of our common stock at a purchase price of $10.00 per Share, for maximum proceeds to us of approximately $ 12,000,000. Our authorized capital stock consists of 4,000,000 shares of common stock (ordinary shares). As of April 30, 2019, we had 2,800,000 shares of common stock outstanding.

The rights of investors in shares are governed by our articles of incorporation and our bylaws, which are described below. For more detailed information, please see our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. There are no sinking fund provisions applicable to our stock, and no shareholder has any liability for further calls or assessment by the Company. None of our shares of capital stock has any conversion rights. There are no restrictions on the alienability of our common stock, other than pursuant to federal and state securities laws.

Our articles of incorporation, as amended, do not include any provisions discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities of the Company, and no rights of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future to holders of our common stock. Any future determination to declare dividends for our common stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. We can provide no assurance that our shares of Common Stock will be quoted on the OTCQB or, if quoted, that a public market will materialize. Our intended transfer agent will be VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

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15    INDEX TO FINANCIAL STATEMENTS

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Gravity Storage Inc.

BALANCE SHEET

Rounded figures	As of Dec 31, 2018
$
ASSETS
CURRENT ASSETS	2,248
TOTAL ASSETS	2,248
LIABILITIES AND STOCKHOLDERS´ EQUITY
CURRENT LIABILITIES	1,015
NOTE PAYABLE RELATED PARTY	2,243
TOTAL LIABILITIES	3,258
STOCKHOLDER´S DEFICIT
COMMON STOCK	5
ACCUMLATED DEFICIT	(1,015)
TOTAL STOCKHOLDER´S DEFICIT	(1,010)
TOTAL LIABILITIES AND STOCKHOLDERS´ EQUITY	2,248

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STATEMENT OF INCOME & STOCKHOLDERS´ EQUITY

Rounded figures	Year ended Dec 31, 2018
$
OPERATING EXPENSES	1,007
INTEREST EXPENSE	8
NET LOSS	1,015
STOCKHOLDERS´ EQUITY AT THE END OF PERIOD	(1,010)

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STATEMENT OF CASH FLOWS

Rounded figures	Year ended Dec 31, 2018
$
Cash Flows From Operating Activities
Net Loss	-1,015
Accounts payable	1,007
Accrued expenses	8
Net Cash Used in Operations	0
Cash Flows from Investing Activities
Purchase of other assets	0
Net Cash Provided by Investing Activities	0
Cash Flows from Financing Activities
Note payable	2,243
Net Cash Provided by Financing Activities	2,243
Net Increase (Decrease) in Cash	2,243
Cash, Beginning of Year	-
Cash, End of Year	2,243

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NOTES TO FINANCIAL STATEMENTS
December 31, 2018

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

GOING CONCERN

The ability of the company to continue as a going concern is dependent upon the continued funding of the Parent Company.

SUBSEQUENT EVENTS

The date to which events occurring after December 31, 2018, the date of the most recent balance sheet, have been evaluated for possible adjustments to the financial statements or disclosures is February 15, 2019, which is the date the financial statements were available to be issued.

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Heindl Energy GmbH

BALANCE SHEET

Rounded figures, German GAAP (HGB)	As of Dec 31, 2018	As of Dec 31, 2017
€	€
ASSETS
FIXED ASSETS
Intangible fixed assets
Self created industrial property rights and similar rights and assets	935,014	716,338
Essentially acquired concessions, industrial property and similar rights and assets, and licenses in such rights and assets	859	6,873
Tangible assets
Other equipment, factory and office equipment	11,801	23,555
CURRENT ASSETS
Receivables and other assets	15,612	14,748
Checks, cash on hand, central and commercial bank balances	67,290	182,241
PREPAID EXPENSES AND DEFERRED CHARGES	1,000	6,204
CUMULATIVE LOSSES NOT COVERED BY EQUITY	1,391,378	1,396,413
TOTAL ASSETS	2,422,959	2,346,422
LIABILITIES AND STOCKHOLDERS´ EQUITY
EQUITY
Subscribed capital	67,693	62,194
Capital reserves	1,719,526	1,325,025
Retained loss	-3,178,597	-2,783,632
Cumulative losses not covered equity capital	1,391,378	1,396,413
EQUITY CAPITAL	0	0
ACCRUALS	4,200	4,000
ACCOUNTS PAYABLE
Trade payables	73,213	73,313
Other liabilites	2,345,546	2,269,109
TOTAL LIABILITIES AND STOCKHOLDERS´ EQUITY	2,422,959	2,346,422

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STATEMENT OF INCOME

Rounded figures	Year ended Dec 31, 2018	Year ended Dec 31, 2017
German GAAP (HGB)	€	€
Other Operating Income	14,950	434
Cost of material	0	0
Personnel expenses	56,219	331,634
Amortization and depreciation	90,887	21,033
Other interest and similar income	7	0
Other operating expenses	174,537	271,670
Interest and similar expenses	88,278	82,470
Taxes on income	0	-3
Result after taxes	-394,965	-706,369
Other taxes	0	33
NET LOSS FOR THE YEAR	394,965	706,402
Loss carry forward from the prior year	2,783,632	2,077,230
RETAINED LOSS	3,178,597	2,783,632

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NOTES TO FINANCIAL STATEMENTS

General information
Name of the company: Heindl Energy GmbH
Registered office: Stuttgart
Court maintaining the commercial register: Stuttgart
Entity number: 746681

The annual financial statements were prepared in accordance with the provisions of Par. 242 et seq. of the German Commercial Code (HGB - German GAAP) in compliance with the supplementary provisions for corporate entities (Par. 264 et seq. HGB) as amended by the German Accounting Directive Implementation« Act (BilRUG).

Accounting principles

Assets and liabilities were stated in accordance with the going concern principle. Assets and liabilities were valued individually at the balance sheet date. All risks and losses that had accrued by the balance sheet date and had become known by the time the balance sheet was prepared were taken into account.

Current and non-current assets

Current and non-current assets are stated at the cost of acquisition or production less amortization and depreciation.

In the case of fixed assets that have a limited useful life, acquisition or production costs were reduced by scheduled depreciation. Depreciation was made according to the expected useful life of the assets. Without regard to useful life values, non-scheduled impairment write-downs of fixed assets were made for assets expected to be permanently impaired in order to, recognize and state them at requisite lower values at the balance sheet date.

In the case of current assets, write-downs were made if lower values were determined from exchange or market prices at the balance sheet date. If an exchange or market price could not be determined and the acquisition or production costs were higher than the value to be attributed to the assets at the balance sheet date, the asset value was written down.

Liabilities

Liabilities were carried as liabilities at their settlement amounts and accruals in the amount of the settlement amount required according to sound business judgment.

For non-current accruals, future price and cost increases were taken into account and discounted at the balance sheet date. The discount rates applied to the non-current accruals are the average market interest rates over the past seven financial years as determined and published monthly by the Deutsche Bundesbank in accordance with the provisions of the German Regulations for Discounting Accruals.

Other information

Liabilities to shareholders amount to € 2,340.9k (prior year: € 2,250.7k)

With respect to liabilities to shareholders in the amount of €2,340.7k, the company has received letters of subordination from shareholders for these liabilities.

Current liabilities: € 77.8k (prior year: € 91.8k)

Non-current liabilities maturing in more than 5 years: €2,129.9Kk (prior year €2,050.7k)

Accumulated losses brought forward in retained losses € 2,783.6k (prior year: € 2,077.3k)

Average number of employees: 1 (prior year: 6)

Information about executive management
Management: Prof. Dr. Eduard Heindl Robert Werner

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The managing directors may exercise the powers ofthe company each in their individual capacity and each is exempt from the restrictions contained in Par. 181 BGB.

Stuttgart, 21 February 2019

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16    INDEX TO EXHIBITS

Exhibit No.	Description
2.1*	Articles of Incorporation of Gravity Storage Inc.
2.2*	Bylaws of Gravity Storage Inc.
4.1	(Online) Form of Subscription Agreement
5.1*	License Agreement between Gravity Storage Inc. and Heindl Energy GmbH
11.1	Consent of McAllister, Davis & Goldstein (New York) (included in Exhibit 12.1)
12.1	Opinion of McAllister, Davis & Goldstein (New York)

* Filed herewith.

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17    SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of Delaware, on [________________], 2019.

Gravity Storage Inc.

By
/s/ Robert Werner
Robert Werner
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.
(Signature)
/s/ Robert Werner
Robert Werner
(Title)
Chief Executive Officer
(Date) April […], 2019

(Signature)
/s/ Marc M. Bamberger
Marc M. Bamberger (Chariman of the Board)
(Date) April […], 2019

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